                                                                    EXHIBIT 10.4

                          EMPLOYEE BENEFITS AGREEMENT


THIS EMPLOYEE BENEFITS AGREEMENT (the "Agreement") is effective as of April 6, 1998, and is by and between:

     (a) ATL Ultrasound, Inc., a corporation of the State of Washington doing business at Advanced Technology Laboratories, having a place of business at 22100 Bothell-Everett Highway, Bothell, Washington("ATL"), and

     (b) SonoSight, Inc., a corporation of the State of Washington, having a place of business at North Creek Parkway, Bothell, Washington 98011 ("SONO").


WHEREAS, SONO is a wholly-owned subsidiary of ATL, and the directors, officers, and employees of ATL including those assigned to the SONO Business (as defined below) participate in certain stock-based compensation and incentive plans, insurance plans, and retirement and other benefit plans currently maintained or sponsored by ATL.

WHEREAS, ATL and SONO have entered into a Distribution Agreement (the "Distribution Agreement") under which ATL will distribute all of the issued and outstanding shares of SONO Common Stock to ATL shareholders under the terms and conditions in the Distribution Agreement.

WHEREAS, following the Distribution (as defined in the Distribution Agreement), ATL and SONO will be operated as independent public companies, and SONO no longer will be a subsidiary of ATL.

WHEREAS, ATL and SONO wish to provide for the allocation of responsibilities with respect to certain employee benefit matters following the Distribution.


NOW, THEREFORE, in consideration of the terms and conditions in this Agreement, the parties agree as follows:

                                I.  DEFINITIONS

1.0  Definitions.  Capitalized terms used in this Agreement which are not
     -----------
defined below shall have the meanings set forth in the Distribution Agreement. The following terms shall have the following meanings which shall be applicable equally to both the singular and the plural forms of the terms defined:

     (a) "ATL Stock Option" shall mean an option to purchase ATL Common Stock granted by ATL to a SONO or ATL employee (as defined in General Instruction A.1.a to Form S-8 of the U.S. Securities and Exchange Commission) prior to the Distribution Date pursuant to any ATL Plan.

     (b) "Plan" shall mean any plan, policy, arrangement, contract or agreement providing compensation or benefits for any group of employees or for any individual employee, or the dependents or beneficiaries of any such employee whether formal or informal, or written or unwritten, and including, without limitation, any means pursuant to which any benefit is provided by an employer to any employee or the beneficiaries of any such employee.

     (c) "401(k) Retirement Plan" shall mean a defined contribution plan for employees and their beneficiaries maintained pursuant to Section 401(k) or
Section 401(a) of the Code, and in compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                II.  EMPLOYMENT

2.0. Responsibilities on Distribution Date.  On the Distribution Date, SONO
     -------------------------------------
shall assume sole responsibility as the employer for the SONO Employees.

                III.  SONO 401(k) PLAN AND RETIREMENT BENEFITS

3.0. SONO 401(k) Plan.  Effective as of the Distribution Date, SONO shall take
     ----------------
all action necessary and appropriate to establish and administer a 401(k) Retirement Plan (the "SONO 401(k) Plan") in such form as may be approved by the Board of Directors of SONO.

3.1. Continuation of Benefits.  Following the Distribution Date, SONO will offer
     ------------------------
benefits under the SONO 401(k) Plan to all SONO Employees who were participants in or otherwise entitled to benefits under the ATL Incentive Savings and Stock Ownership/401 (k) Plan (the "ATL 401 (k) Plan"). Immediately prior to the Distribution Date, all SONO Employees who wish to participate in the SONO 401(k) Plan will be required to enroll in the SONO 401(k) Plan in accordance with the terms of the SONO 401 (k) Plan.

3.2. Account Balances.  SONO Employees electing to participate in the SONO
     ----------------
401(k) Plan shall be permitted to rollover assets from the ATL 401 (k) Plan to the SONO 401 (k) Plan only as permitted by the terms in the SONO 401 (k) Plan. Each rollover shall comply with Section 414(l) of the Code, the requirements of ERISA, and the regulations promulgated thereunder.

3.3. ATL Information.  As soon as practicable after the Distribution Date, ATL
     ---------------
will provide to SONO a list of SONO Employees who were participants in or otherwise entitled to benefits under the ATL 401(k) Plan on the business day immediately prior to the Distribution Date, together with a listing of each SONO Employee's account balance thereunder.

3.4. Retirement Benefits.  At the Distribution Date, ATL shall vest the SONO
     -------------------
Employees for all purposes under ATL's retirement plan. Each SONO Employee will be treated as a terminated employee under the retirement plan for the purposes of receiving the retirement plan benefits.

                            IV.  STOCK OPTION PLANS

4.0. Adjusted Options.  Prior to the Distribution Date, each ATL Stock Option
     ----------------
which is outstanding and not exercised shall remain subject to its original vesting schedule, and shall be adjusted by ATL to represent two separately exercisable options (each an "Adjusted Option"); namely, one to purchase ATL Common Stock, and the other to purchase SONO Common Stock.

The ATL Adjusted Options shall have substantially the same terms as the ATL Stock Options, and shall be exercisable for the same number of shares of ATL Common Stock as was originally covered by the related ATL Stock Option; however, the number of shares of ATL Common Stock shall be subject to further adjustment by ATL (as ATL deems necessary) so that the aggregate "intrinsic value" of the ATL Adjusted Options and the SONO Adjusted Options determined in the manner set forth below will equal the "intrinsic value" of the ATL Stock Options to which the Adjusted Options relate. The exercise price for the ATL Adjusted Options shall be established in accordance with the provisions below.

The SONO Adjusted Options shall have substantially the same terms as the ATL Stock Option, and shall be exercisable for the number of shares of SONO Common Stock equivalent to one-sixth of the number of shares of ATL Common Stock originally covered by the related ATL Stock Options. The exercise price for the SONO Adjusted Options shall be established in accordance with the provisions below.

No certificates or scrip representing fractional shares of either ATL Common Stock or SONO Common Stock, and no cash in lieu of fractional shares of either ATL Common Stock or SONO Common Stock will be distributed in connection with any Adjusted Options. Fractional shares, if any, shall be rounded down to the nearest whole share.

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4.1. Adjusted Option Exercise Price.  The exercise price of each Adjusted Option
     ------------------------------
shall be established to give effect to the Distribution as follows:

     (a) the pre-Distribution fair market value of the ATL Common Stock as determined by the closing price of the ATL Common Stock as quoted on the Nasdaq National Market System on the trading day immediately preceding the Distribution Date shall be established;

     (b) the ratio of (i) the exercise price for the ATL Stock Option (as determined at the date of the grant of the ATL Stock Option) to (ii) the pre-Distribution fair market value for the ATL Common Stock as determined in (a) above shall be established;

     (c) the exercise price for the ATL Adjusted Options shall be equal to the opening price for the ATL Common Stock as quoted on the Nasdaq National Market System on the trading day immediately following the Distribution Date multiplied by the ratio established in (b) above; and,

     (d) the exercise price for the SONO Adjusted Options shall be equal to the opening price for the SONO Common Stock as quoted on the Nasdaq National Market System on the trading day immediately following the Distribution Date multiplied by the ratio established in (b) above.

4.2. Adjustment to Shares of ATL Common Stock.  The number of shares of ATL
     ----------------------------------------
Common Stock obtainable under an ATL Adjusted Option as determined in Section
4.0. shall be subject to further adjustment by ATL (as ATL deems necessary) so that the aggregate post-Distribution "intrinsic value" of the ATL Adjusted Options and the SONO Adjusted Options will equal the pre-Distribution "intrinsic value" of the ATL Stock Options to which the Adjusted Options relate. For the purposes of the provisions of this Section, the term "intrinsic value" shall mean:

     (a) with respect to each ATL Stock Option, the difference between (i) the fair market value of the ATL Common Stock (as determined in accordance with the provisions in Section 4.1. (a) above) and (ii) the exercise price for the ATL Stock Option (as determined at the date of the grant of the option) multiplied by the number of shares covered by the ATL Stock Option;

     (b) with respect to each ATL Adjusted Option, the difference between (i) the post-Distribution fair market value of the ATL Common Stock (as determined in accordance with the provisions in Section 4.1. (c) above) and (ii) the exercise price for the ATL Adjusted Options (as determined in accordance with the provisions in Section 4.1. (c) above) multiplied by the number of shares covered in accordance with the Distribution;

     (c) with respect to each SONO Adjusted Option, the difference between (i) the post-Distribution fair market value of the SONO Common Stock (as determined in accordance with the provisions in Section 4.1. (d) above) and (ii) the exercise price for the SONO Adjusted Options (as determined in accordance with the provisions in Section 4.1. (d) above) multiplied by the number of shares covered in accordance with the Distribution.

ATL reserves the right to adjust the manner in which the Adjusted Option exercise price is established, and the adjustments to the number of shares of ATL Common Stock or SONO Common Stock in connection with the Adjusted Options to exclude the effect of independent, determinable, and verifiable events on the market value per share which may occur at approximately the same time as the Distribution.

4.3. Administration.  Following the Distribution Date and subject to applicable
     --------------
federal securities laws, any holder of an Adjusted Option may exercise the option in whole or in part as follows:

     (a) any holder of an ATL Adjusted Option may exercise any option by delivering a properly executed notice of exercise to ATL, together with the consideration therefor or other instructions. With respect to an option to purchase ATL Common Stock, ATL shall proceed to issue shares of ATL Common Stock in accordance with the terms of the applicable ATL Plan under which such option was granted. With respect to an option to purchase SONO Common Stock, ATL shall deliver to SONO:

          (i)   a copy of the notice of exercise; and,

          (ii)  any of the following:

                (a) a check in the amount of the aggregate exercise price, or

                (b) a copy of instructions to a broker designated by SONO directing the broker to sell the shares of SONO Common Stock for which the option was exercised, and to remit to SONO the aggregate exercise price (a "cashless exercise"), or

                (c) a request from the option holder to the administrator of the applicable SONO Plan that the exercise price be satisfied by the delivery of previously acquired shares of SONO Common Stock with a fair market value equal to the aggregate exercise price, along with the certificates for such shares (a "stock-for-stock exercise"); and,

          (iii) a statement certifying that ATL has withheld or otherwise obtained the payment of any applicable federal withholding tax payable by the option holder in connection with such exercise; and,

          (iv) a request that SONO direct the Agent to issue to the option holder a certificate for the number of shares of SONO Common Stock for which such option was exercised or, in the case of a cashless exercise, for any shares of SONO Common Stock that were not sold in the cashless exercise. If the administrator of the applicable SONO Plan shall permit SONO option holders to effect either cashless exercises or stock-for-stock exercises, it shall not discriminate against ATL option holders based solely upon their status as ATL option holders.

     (b) any SONO option holder may exercise any option by delivering to SONO a properly executed notice of exercise, together with the consideration therefor or other instructions. With respect to an option to purchase SONO Common Stock, SONO shall proceed to issue the shares of SONO Common Stock in accordance with the terms of the applicable SONO Plan. With respect to an option to purchase ATL Common Stock, SONO shall deliver to ATL:

          (i) a copy of the notice of exercise; and,

          (ii) any of the following:

               (a) a check in the amount of the aggregate exercise price, or

               (b) a copy of instructions to a broker designated by ATL to effect a cashless exercise and to remit to ATL the aggregate exercise price, or

               (c) a request from the option holder to the administrator of the applicable ATL Plan to effect a stock-for-stock exercise, along with the certificates for the shares of the previously acquired ATL Common Stock; and,

          (iii) a statement certifying that SONO has withheld or otherwise obtained the payment of any applicable federal withholding tax payable by the option holder in connection with such exercise; and,

          (iv) except in the case of a stock withholding exercise, a request that ATL direct the Agent to issue to the option holder a certificate for the number of shares of ATL Common Stock for which such option was exercised or, in the case of a cashless exercise, for any shares of ATL Common Stock that were not sold in the cashless exercise. If the administrator of the applicable ATL Plan shall permit ATL option holders to effect either cashless exercises or stock-for-stock exercises, it shall not discriminate against SONO option holders based solely upon their status as SONO option holders.

     (c) ATL or SONO shall not be obligated to authorize the delivery of any certificates for shares or any proceeds relating to the exercise of an

Adjusted Option unless and until it shall have received all of the required documents specified above, as applicable.

4.4. Restricted Stock.  ATL and SONO each shall take or cause to be taken all
     ----------------
actions necessary and appropriate to ensure that holders of restricted shares of ATL Common Stock granted under the applicable ATL Plan will receive the shares of SONO Common Stock issuable as a dividend thereon. The shares of SONO Common Stock shall be restricted shares, subject to the same vesting schedule and other restrictions as applicable to the restricted shares of ATL Common Stock to which they relate. ATL and SONO each shall issue certificates for shares of ATL Common Stock or shares of SONO Common Stock, respectively, to the holders of restricted shares upon the lapsing of the applicable restrictions thereon.

4.5. Other Administration Matters.  ATL shall administer all Adjusted Options
     ----------------------------
exercisable for shares and all restricted shares of ATL Common Stock in accordance with the applicable ATL Plan under which such options or restricted shares were initially granted, including those options and restricted shares held by SONO Employees. SONO shall administer all Adjusted Options exercisable for shares of SONO Common Stock, and all restricted shares of SONO Common Stock awarded under any applicable Plan in accordance with the applicable SONO Plan, including those options and restricted shares held by ATL employees.

4.6. Duration.  Until all Adjusted Options exercisable for shares of the
     --------
registrant corporation have been exercised, issued, canceled, replaced, or have expired in accordance with their terms, ATL and SONO at its own costs shall:


     (i) use its best efforts to prepare and file with the Commission such amendments and supplements to any forms filed with the Commission in connection with the Distribution, and the prospectus used in connection therewith as may be necessary to keep such forms effective and to comply with the provisions of applicable law with respect to the issuance by ATL and by SONO of all of the ATL Common Stock or SONO Common Stock respectively issuable pursuant to the Adjusted Options;

     (ii) furnish to the other such number of copies of the prospectuses to be distributed pursuant to the requirements of any forms filed in connection with the Distribution, and any amendments or supplements thereto, as the other shall reasonably request for delivery to holders of Adjusted Options, along with any other materials or documents which the registrant company has undertaken to distribute to holders of Adjusted Options pursuant to its filings;

     (iii) use its best efforts to register or qualify all options and shares of ATL Common Stock or SONO Common Stock covered by any forms filed with the Commission in connection with the Distribution under the securities or "blue sky" laws of the jurisdictions in which holders of Adjusted Options reside, and do any and all other acts and things that may be necessary to enable the holders of Adjusted Options to exercise the options in such jurisdictions;


     (iv) use its best efforts either to maintain the qualification of the ATL Common Stock or the SONO Common Stock for inclusion on the Nasdaq National Market System or to list such securities on any national securities exchange on which shares of ATL Common Stock or SONO Common Stock are then listed, and to provide a transfer agent and registrar for the shares; and,

     (v) reserve for issuance upon the exercise of Adjusted Options at all times a sufficient number of shares of both ATL Common Stock and SONO Common Stock.


4.7. Notices.  At least on a monthly basis, ATL and SONO each shall provide to
     -------
the other notice of the termination of employment of a holder of an Adjusted Option or an owner of restricted shares issued by the other in connection with the Distribution, or of any other event which would result in the cancellation, replacement, or expiration of such Adjusted Option, or the forfeiture of such restricted shares.

4.8. Stock Purchase Plan.  Immediately prior to the Record Date, the
     -------------------
administrators of the ATL Employee Stock Purchase Plan (the "ATL ESP Plan") will adjust the length of the then current purchase period (as defined in the ATL ESP
Plan) to end prior to the Record Date. Shares of ATL Common Stock will be purchased for all eligible participants to allow the participation in the distribution of SONO Common Stock in connection with the Distribution. The purchase period will resume under the ATL ESP Plan on ______, 1998, or such other date determined by the administrators of the ATL ESP Plan.

4.9. Other Employee Matters.  Each Sono Employee will be treated as a terminated
     ----------------------
employee under any ATL plan; however, the committee administering the ATL Stock Option Plan has determined that each option to acquire ATL Common Stock granted to SONO Employees prior to the Distribution Date (as adjusted by the provisions of the Agreement) will continue to vest according to its original vesting schedule during the period the SONO Employee remains employed by SONO.

                               V.  OTHER BENEFITS

5.0. Medical/Dental Plan Coverage.  On and after the Distribution Date, SONO
     ----------------------------
shall be responsible for providing medical/dental coverage, and assuming responsibility for the associated liabilities and obligations of all SONO Employees and their eligible dependents and beneficiaries.

5.1. Disability Coverage.  On and after the Distribution Date, SONO shall be
     -------------------
responsible for providing life insurance coverage, short term disability coverage, and long term disability coverage for all SONO Employees and their eligible dependents and beneficiaries.

5.2. Continuation Coverage Administration.  As of the Distribution Date, SONO
     ------------------------------------
shall be responsible for the administration of the continuation coverage requirements imposed by any applicable law as they relate to any SONO Employee and their current qualified beneficiaries. As of the Distribution Date, SONO shall be responsible for all liabilities and obligations in connection with coverage to be provided, claims incurred, and premiums owed on or after the Distribution Date under any SONO Plan in respect of any SONO Employees and their current qualified beneficiaries.

5.3. Personal Time Off.  Following the Distribution Date, SONO shall grant to
     -----------------
SONO Employees the personal time off balances each SONO Employee had accrued with ATL at the Distribution Date as reflected on the ATL payroll system.

5.4. Flexible Spending Accounts.  Until December 31, 1998, ATL shall permit each
     --------------------------
SONO Employee to submit to ATL for reimbursement under ATL's health care and/or dependent care flexible spending plans any eligible expenses incurred by the SONO Employee prior to the Distribution Date.

5.5. Claims.  ATL shall indemnify, defend, and hold harmless SONO from any
     ------
employment-related claims of an ATL employee or a SONO Employee arising from acts occurring before the Distribution Date. SONO shall indemnify, defend, and hold harmless ATL from any employment-related claims of any SONO Employee arising from acts occurring on or after the Distribution Date.

                 VI. ACCESS TO INFORMATION AND CONFIDENTIALITY

6.0. Access to Information.  From and after the Distribution Date, and subject
     ---------------------
to the provisions in this Agreement, ATL and SONO will afford to each other and to their authorized representatives reasonable access and duplicating rights (with copying costs to be borne by the requesting party) during normal business hours to all books, records, documents, communications, items, and matters, including computer data relating to the Adjusted Options, and the administration of the Adjusted Options and restricted shares.

6.1. Confidentiality.  Any information disclosed by one party to the other party
     ---------------
in connection with the performance of this Agreement, and any other information designated in writing by the disclosing party as confidential (collectively, the "Confidential Information") shall be received and maintained confidential by the receiving party using the same standard of care that the receiving party uses to protect its own confidential information, but not less than reasonable care.
The Confidential Information may be used by the receiving party only to perform its obligations under this Agreement and shall not be disclosed to a third party without the prior written consent of the disclosing party. The disclosure of Confidential Information shall be restricted only to the minimum number of employees of each party requiring access to the Confidential Information to perform this Agreement.

The provisions of this Section shall not apply to Confidential Information which is: (a) already known to the receiving party without an obligation of confidentiality (it being understood that information of either party in the possession of the other party prior to the Distribution Date shall not be covered by this exception); (b) publicly known or becomes publicly known through no unauthorized act of the receiving party; (c) rightfully received by the receiving party from a third party; (d) disclosed to a third party by the disclosing party without similar restrictions; (e) approved for disclosure by the disclosing party; or, (f) required to be disclosed pursuant to a requirement of a governmental agency or by law as long as the receiving party provides to the disclosing party notice of the requirement prior to any disclosure.

Upon the termination of this Agreement for any reason, each party shall return to the other party all Confidential Information of the other party, and cease any further use of the Confidential Information.

                            VII. DISPUTE RESOLUTION

7.0. Negotiation and Binding Arbitration. Any dispute, controversy, or claim
     -----------------------------------
(collectively, a "Dispute") between the parties arising out of this Agreement or relating to the subject matter of this Agreement shall be settled using the following procedures as the sole means to resolve the Dispute.

A party seeking to resolve the Dispute shall give notice to the other party briefly describing the nature of the Dispute. A meeting will be held between the parties within ten days after the receipt of the notice. The meeting will be attended by individuals with decision making authority regarding the Dispute.

If the parties have not resolved the Dispute to the mutual satisfaction of the parties within thirty days following the initiation of the meeting, the parties shall submit the Dispute to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a sole arbitrator selected by the parties. The arbitration will be held in Bothell, Washington. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. The cost of the arbitrator will be shared equally by the parties. At the conclusion of the arbitration, the arbitrator shall indicate a prevailing party. The prevailing party shall be entitled to its attorney's fees and other costs in connection with the arbitration. To the extent this Agreement limits the remedies of any party, the arbitrator shall not have the authority to grant any remedy to any party in excess of the limitations.

                              VIII. MISCELLANEOUS

8.0. Entire Agreement.  This Agreement, and the agreements and other documents
     ----------------
referred to in this Agreement, shall constitute the full, complete, and entire understanding and agreement by and between the parties with respect to the subject matter in this Agreement, and supersedes all previous negotiations, commitments, and writings with respect to the subject matter of this Agreement.

8.1. Expenses.  Except as otherwise provided in this Agreement, the parties each
     --------
shall be responsible for their own costs and expenses incurred in connection with the implementation of this Agreement, and the consummation of the transactions contemplated by this Agreement.

8.2. Governing Law.  This Agreement shall be governed by, construed, and
     -------------
enforced in accordance with the laws of the State of Washington.

8.3. Notices.  All notices, requests, demands, and other communications under
     -------
this Agreement shall be in writing, and shall be deemed to have been duly given
(a) on the date of service if served personally on the party to whom notice is given; (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below; (c) on the business day after delivery to an overnight courier service, or the express mail service maintained by the United States Postal Service; or (d) on the third day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid, properly addressed, and return-receipt requested to the party as follows:

If to ATL:

     Advanced Technology Laboratories
     22100 Bothell-Everett Highway
     Bothell, Washington 98041-3003
          Attn:  Vice President, Human Resources
                 Facsimile No: (425) 487-____

     with copy to:

     Advanced Technology Laboratories
     22100 Bothell-Everett Highway
     Bothell, Washington 98041-3003
          Attn:  Vice President, General Counsel
                 Facsimile No: (425) 487-8135

If to SONO:

     SonoSight, Inc.
     North Creek Parkway
     Bothell, Washington 98011
          Attn:  President
                 Facsimile No. (425) ___-____

Any party may change its address or facsimile number by giving the other party notice of the new information in the manner set forth above.

8.4. Modification of Agreement.  No modification, amendment, or waiver of any
     -------------------------
provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties. The modification, amendment, or waiver shall be effective only in the specific instance and for the purpose for which given.

8.5. Successors and Assigns.  This Agreement shall be binding upon and inure to
     ----------------------
the benefit of the parties and their respective successors and permitted assigns. This Agreement, and any of the rights, interests, or obligations under this Agreement shall not be assigned by either party without the prior written consent of the other party which consent shall not be withheld unreasonably.

8.6. No Third Party Beneficiaries.  This Agreement is solely for the benefit of
     ----------------------------
the parties, and is not intended to confer upon any other person any rights or remedies.

8.7. Titles and Headings.  The section and article headings in this Agreement
     -------------------
are inserted for convenience of reference only, and are not intended to constitute a part of or to affect the meaning or interpretation of this Agreement.

8.8. Severability.  In case any one or more of the provisions contained in this
     ------------
Agreement should be invalid, illegal, or unenforceable, the enforceability of the remaining provisions shall not in any way be affected or impaired. It is the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any invalid, void, or unenforceable provisions. In the event that any term, provision, covenant, or restriction is held to be invalid, void, or unenforceable, the parties agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction.

8.9. No Waiver.  The failure by either party at any time to enforce any of the
     ---------
terms or conditions of this Agreement shall not constitute or be construed as a waiver of such terms and conditions. Each party expressly reserves the right to enforce the terms and conditions of this Agreement at any time.

8.10.  Counterparts.  This Agreement may be executed in one or more counterparts
       ------------
each of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

8.11.  Force Majeure.  No party shall be liable to the other party for any
       -------------
failure to perform any obligation under this Agreement where such failure is due to causes beyond the reasonable control of the party. Such causes include, but are not limited to acts of war, government export controls, other governmental acts, industrial dispute, lock-out, accident, fire, explosion, transport delays, acts of a third party, or loss or damage to any equipment. Each party shall use its best efforts to comply with its respective obligations under this Agreement despite the intervention or occurrence of any such cause, and to resume compliance with those obligations as soon as any such cause ceases to affect the performance of its obligations under this Agreement.

ATL Ultrasound, Inc.             SonoSight, Inc.

By: ___________________________  By: ______________________________

Title: ________________________  Title: ___________________________

Date: _________________________  Date: ____________________________